Exhibit 23.5

Data & Consulting Services Division of Schlumberger Technology Corporation
Two Robinson Plaza, Suite 200 Pittsburgh, PA 15205 Tel: 412-787-5403 Fax: 412-787-2906

CONSENT OF DATA & CONSULTING SERVICES

DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION

We, as independent petroleum engineers, hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our reserve reports relating to the proved reserves of gas and oil (including coal bed methane) of CONSOL Energy Inc. as of 31 December 2008, 2007, 2006, and 2005 and as of 31 March 2005.

We further wish to advise that we are not employed on a contingent basis and that at the time of the preparation of our report, as well as at present, neither Data & Consulting Services Division of Schlumberger Technology Corporation nor any of its employees had, or now has, a substantial interest in CONSOL Energy Inc. or any of its subsidiaries, as a holder of its securities, promoter, underwriter, voting trustee, director, officer or employee.

Data & Consulting Services Division of Schlumberger Technology Corporation

By:	/s/ Charles M. Boyer
Charles M. Boyer II, PG Advisor - Unconventional Reservoirs

21 September 2010